Exhibit 3.18

AMENDMENT TO BYLAWS OF

NUKEM CORPORATION

THIS AMENDMENT TO BYLAWS (the “Amendment”) of Nukem Corporation, a Delaware corporation, amends the Bylaws of the Company as currently in effect in the following way:

1. The name of the Corporation shall be changed from Nukem Corporation to EnergySolutions Diversified Services, Inc.

The foregoing Amendment to Bylaws was duly approved by the Board of Directors of the Company on September 4, 2007.

Nukem Corporation

By:	/s/ Val J. Christensen
Val J. Christensen, Secretary

RWE NUKEM Corp.

BY-LAWS

OF

RWE NUKEM CORPORATION

Adopted September 21, 1982

Amended October 9, 2000

Amended October 9, 2001

Amended October 30, 2003

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ARTICLE I - OFFICES

SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be maintained at the offices of Corporation Service Company, Attn: Representation Services Department, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

SECTION 1.2. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the corporation shall be maintained at 3800 Fernandina Road, Suite 200, Columbia, SC 29210.

SECTION 1.3. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place(s) as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders for the review and approval of the annual audit report, exoneration of directors and officers, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board fails to so determine the time, date and meeting place, the annual meeting of stockholders shall be held at the principal place of business of the corporation within four (4) months of the end of the fiscal year or within sixty (60) days of receipt of the audited annual financial records, whichever is sooner. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

SECTION 2.2. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose, unless otherwise prescribed by statute, may be held upon the written request of the Chairman of the Board, the President, the Secretary, or any stockholder holding forty percent (40%) or more of the outstanding shares of stock of the corporation entitled to vote. Such request shall state the purpose of the proposed meeting. Special meetings of stockholders may be held at such time and place as may be agreed upon by the stockholders or, if no agreement is reached, then at the principal place of business of the corporation, in any case as shall be stated in the call and notice of the meeting.

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SECTION 2.3. NOTICE OF MEETINGS. Written notice, stating the place, date and hour of any annual or special meeting, and the nature of the business to be considered, shall be given by the Chairman of the Board, the President or the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. A specific agenda detailing the matters to be considered shall be given no less than ten (10) days before the date of the meeting. Any and all notices provided pursuant to this Section shall be effected pursuant to SECTION 6.4 herein.

SECTION 2.4. QUORUM. Except as otherwise required by law, the presence, in person or by proxy, of stockholders holding two thirds of the outstanding shares of stock of the corporation entitled to vote shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, or the Chairman shall adjourn the meeting. Any meeting of stockholders, annual or special, may adjourn to reconvene at the same or some other place and notice thereof shall be given to the stockholders at least ten (10) days prior to the date of the meeting; provided, however, that any reconvened meeting held for failure to reach a quorum shall be held at the corporation’s principal place of business. At any such reconvened meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. At any meeting reconvened due to the absence of a quorum, any stockholder holding forty percent (40%) or more of the outstanding shares of stock of the corporation entitled to vote, if present or represented by proxy, shall constitute a quorum. Unless a new record date is fixed, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.5. VOTING. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation shall be entitled to one vote, in person or by proxy, for each share of voting stock held by such stockholder. No proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and any question before the meeting shall be by ballot. All elections of directors shall be decided by the unanimous vote of stockholders holding forty percent (40%) or more of the outstanding shares of stock of the corporation entitled to vote; all other questions shall be decided by majority vote except as otherwise provided by law or as otherwise set forth in SECTION 2.6 hereof; provided however, that at any meeting reconvened due to the absence of a quorum as provided in SECTION 2.4 hereof, any stockholder holding forty percent (40%) or more of the issued and outstanding shares of stock of the corporation entitled to vote, if present or

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represented by proxy, shall be able to take any action on any matter stated in the notice of the original meeting, including those actions set forth in SECTION 2.6 hereof.

SECTION 2.6. ACTIONS REQUIRING CONSENT OF STOCKHOLDERS HOLDING FORTY PERCENT OR MORE SHARES. Except as provided in SECTION 2.4 hereof, the following actions shall require the prior consent of each stockholder holding forty percent (40%) or more of the issued and outstanding shares of the stock of the corporation entitled to vote:

(a) Authorization of any additional voting shares; authorization of any non-voting shares; authorization of any securities, options or other rights convertible or exercisable for the purchase of any voting or non-voting shares; and the determination of the consideration payable therefor; authorization of any borrowings from stockholders;

(b) Application of any property or assets to the purchase, acquisition, redemption or other retirement of any voting shares, directly or indirectly;

(c) Entering into subordination arrangements and acts of any kind (including usufructuray rights), which may be considered as equity replacement;

(d) Merger or consolidation with or into any other corporation or dissolution of the corporation;

(e) Sale, lease, transfer or other disposition of substantially all of the assets or properties of the corporation;

(f) Amendment or change of the By-laws of the corporation;

(g) Amendment or change of the Certificate of Incorporation of the corporation;

(h) Employment of any President;

(i) Establishment of dividend policy in the event that such issue is referred to the stockholders as provided in SECTION 3.12 hereof; and

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(j) Entering into contracts with persons who are close to the Board directors like family, partners or relatives as well as the entering into contracts with companies, in which such persons have greater than 5% shares or other commercial interests.

SECTION 2.7. BUSINESS TRANSACTED. The business of the meeting shall be limited to the matters stated in the notice of the meeting unless otherwise agreed to by the stockholders.

SECTION 2.8. ACTION WITHOUT A MEETING. Any action required to be taken, or which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III - BOARD OF DIRECTORS

SECTION 3.1. RESPONSIBILITY. Except as otherwise provided in SECTION 2.6 hereof, the business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such power of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders or otherwise.

SECTION 3.2. NUMBER AND TERM. The Board of Directors shall consist of no more than seven (7) directors and each director shall be elected in accordance with the terms of this SECTION 3.2 and shall serve until his successor shall be elected following his earlier resignation, removal, or inability to carryout his duties as a director as determined by the stockholders. Each stockholder holding forty percent (40%) or more of the issued and outstanding shares of stock of the corporation shall be entitled to nominate up to three (3) persons for election as directors of the corporation. In addition to those directors designated by the stockholders, the President of the corporation shall also be a director.

SECTION 3.3. RESIGNATIONS. Any director may resign at any time by giving written notice to the Chairman of the Board, the Vice Chairman or the President and the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time be specified, upon receipt

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thereof. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.4. REMOVAL. Each director of the corporation shall be subject to removal at any time, with or without cause. Any stockholder entitled to designate a director pursuant to SECTION 3.2 hereof shall have the right to call a special meeting of the stockholders of the corporation at any time and from time to time for the purpose of removing from the Board any person designated by it as a director, and in such event, such removal shall be effected by the affirmative vote of each stockholder holding forty percent (40%) or more of the issued and outstanding shares of stock of the corporation entitled to vote.

SECTION 3.5. VACANCIES. In the event of any vacancy (occurring for any reason whatsoever) in the position of any director, the stockholder which, pursuant to SECTION 3.2 hereof, originally designated the director whose position became vacant shall designate a successor. The designated successor shall be nominated for election as a director of the corporation, and shall be elected upon the affirmative vote of each of the stockholders holding forty percent (40%) or more of the issued and outstanding shares of stock of the corporation entitled to vote.

SECTION 3.6. PLACE AND TIME OF MEETINGS. The Board of Directors may hold meetings, both regular and special, at such place, either within or without the State of Delaware, and at such time as it may from time to time determine.

SECTION 3.7. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held on the same date and place as the annual meeting of stockholders.

SECTION 3.8. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be held at the corporation’s principal place of business or such other place as shall be agreed upon by unanimous decision of the directors and at such time as shall be designated in the notice of meeting whenever called by the Chairman of the Board, the Vice Chairman or the President. Meetings shall be presided over by the Chairman, or in his absence, by the Vice Chairman, or in the absence of both, by the President. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

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SECTION 3.9. NOTICE. The Secretary or, in his absence, any other officer of the corporation shall give each director notice of the place, date and hour of meetings of the Board of Directors at least thirty (30) days before the meeting or in matters of particular urgency at least one (1) day before the meeting, unless notice of such meeting is waived in writing by each director. In either event, notice shall be provided that contains the specific agenda of items to be discussed, and the business of the meeting shall be limited to the matters stated in such notice unless otherwise agreed to by the directors present at such meeting. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Any and all notice provided pursuant to this section shall be effected according to SECTION 6.4 herein.

SECTION 3.10. QUORUM. At all meetings of the Board of Director, a simple majority of the total number of the directors shall constitute a quorum for the transaction of business, provided that at least one (1) director designated by each stockholder pursuant to SECTION 3.2 hereof shall be present, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present shall adjourn the meeting, and ten (10) days prior written notice of the date of the new meeting shall be given to each of the directors. At any reconvened meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. At such reconvened meeting, at least one third of the total number of directors, whether or not at least one (1) director designated by each stockholder pursuant to SECTION 3.2 hereof shall be present, shall constitute a quorum for the transaction of business. Any reconvened meeting called due to failure to acquire a quorum shall be held at the principal place of business of the corporation.

SECTION 3.11. VOTING. A super-majority or two-thirds (2/3) vote of all of the directors present at any meeting at which a quorum is present shall decide any question brought before such meeting.

SECTION 3.12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board.

SECTION 3.13. TELEPHONE MEETINGS. Directors may participate in a meeting of the Board of Director, by means of conference telephone or similar communications equipment by means of which all persons

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participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

SECTION 3.14. COMPENSATION OF DIRECTORS. The stockholders shall have authority to fix the compensation of directors. By resolution of the stockholders, the directors may be paid their expenses, if any, or a fixed sum, for attendance at each meeting of the Board, or a stated salary as director. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.15. ACTIONS REQUIRING APPROVAL BY THE BOARD OF DIRECTORS. The following actions shall be taken only upon express approval of the Board of Directors:

(a) Adoption of the annual budget and business plan for total orders and sales, personnel plan, capital expenditures and source of funds, and material changes thereto;

(b) Entering into any loans and any other form of financing for the corporation and which cause the corporation’s outstanding debt obligations to exceed Five Hundred Thousand Dollars ($500,000);

(c) Change of the independent certified public accountants of the corporation;

(d) Entering into any agreements or performing activities which are not in the ordinary course of business of the corporation;

(e) Entering into any material agreements between the corporation and any of its stockholders and material changes and additions to and cancellation of such agreements;

(f) Commencement and settlement of lawsuits or arbitration proceedings with a financial risk of more than $100,000 or lawsuits or arbitration proceedings against stockholders;

(g) Giving and revocation of General Power of Attorney;

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(h) Hiring and terminating the employment of officers or non-officers with an annualized salary of more than $125,000;

(i) Recommendations to stockholders concerning additional capital contributions;

(j) Except if approved by the Board in the annual budget and business plan for the corporation, entering into and terminating license agreements regarding the intellectual property of the corporation associated with its goods and services;

(k) Establishing pension plans;

(l) Renewal or renegotiation of employment contract(s) with the President;

(m) Except if approved by the Board in the annual budget and business plan for the corporation, the sale of assets of the corporation or parts thereof with a value of more than $200,000;

(n) The acquisition of tangible assets i) that are not identified in the Board approved annual budget and business plan and exceed $100,000 individually or cumulatively exceed the greater of $150,000 or 10% of said investment budget; ii) that are identified by the Board approved annual budget and business plan, exceed $500,000, but are not fully covered by a customer contract; or iii) that have the Chairman’s approval at the time of investment and are identified by the Board approved annual budget and business plan, exceed $1,000,000, but are not fully covered by a customer contract;

(o) Except if approved by the Board in the annual budget and business plan for the corporation, acquisition or disposal of equity in other companies, incorporation and liquidation of subsidiaries or affiliated companies (apart from project companies), formation or dissolution of branches, and the formation or dissolution of business units;

(p) Except for short term loans of more than $50,000 for employees, the granting of loans;

(q) Except if approved by the Board in the annual budget and business plan for the corporation, the purchase,

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sale and encumbrance of buildings, real property or similar property rights;

(r) Assumption of guarantees, warranties, collateral assignments and similar securities not in the ordinary course of business of the corporation;

(s) Except if approved by the Board in the annual budget and plan for the corporation, the infusion or recall of the long-term debt of subsidiaries or affiliated companies or the increase or decrease of the equity of subsidiaries or affiliated companies other than distributions from current operations;

(t) All forward exchange rating, commodity futures trading, forward exchange transactions derivative or similar business, to the extent they are not exclusively for hedging;

(u) Entering into contracts where either the liability exceeds the value of the contract or which do not exclude any liability for indirect or consequential damages;

(v) Charitable donations to political parties, otherwise charitable donations in excess of $10,000 per year;

(w) Submission of binding offers and the entering into contracts with a sales volume in excess of $10,000,000;

(x) Approvals by instruction, consent, votes or in any other way with regard to companies that the Company has an equity interest where such approvals, prorated by the equity interest, exceed the authorities of the Company as documented herein; and

(y) Entering, amendment, or termination of collective labor contracts of material relevance to the company.

SECTION 3.16. CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors shall designate and elect the Chairman and the Vice-Chairman from among those of its members which have been elected upon designation by the Shareholders.

SECTION 3.17. DELGATION OF BOARD AUTHORITY. By a resolution of directors, the Board of Directors may delegate its authority for the

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actions identified in SECTION 3.15 in whole or in part to two to three directors or the Chairman.

ARTICLE IV - OFFICERS

SECTION 4.1. OFFICERS. The officers of the corporation shall be a President, and may be one or more Vice Presidents and a Secretary. All officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. The function of Treasurer may be performed by a Vice President or by another employee of the corporation appointed by the Board. In addition, the Board may elect further Vice Presidents, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as it may deem proper. Except as otherwise provided in SECTION 4.3 hereof, none of the officers of the corporation need be directors. More than two offices may be held by the same person.

SECTION 4.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

SECTION 4.3. PRESIDENT. The President shall be the Chief Executive Officer of the corporation. He shall have general supervision, direction and control of the business of the corporation; and he shall have the general powers and duties of the supervision and management usually vested in the office of president of a corporation. The President shall serve as a director of the corporation. In the absence of the Chairman and Vice Chairman of the Board, the President shall preside at all meetings of stockholders and of the Board of Directors. Except as the Board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

Within the limits prescribed in these By-Laws and as otherwise directed by a resolution of directors, the President shall be authorized to carry out the day to day business of the corporation and to represent and bind the corporation in its relations with third parties by delegation of authority from the Board of Directors. The President shall inform the Board of Directors as soon as reasonably practicable about exceptional or extraordinary matters which are of material significance to the business of the corporation. Measures requiring Board approval may be carried out by the President without the necessary approval in cases of urgency if it is not possible to obtain approval on time, if

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execution of the business is necessary to avoid damages being sustained by the corporation and if the President has a reasonable belief that approval would be forthcoming with knowledge of the facts and circumstances. Approval of such urgent actions taken is to be obtained retroactively as soon as reasonably practicable in such cases.

SECTION 4.4. VICE PRESIDENT. The Vice President may perform the function of Treasurer or Secretary and shall have such power and shall perform such duties as shall be assigned to him by the Board of Directors.

SECTION 4.5. TREASURER. The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board, however they may request, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall give the corporation a bond for the faithful performance of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 4.6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or these By-Laws. In case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board, or the stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of stockholders and of the Board in book(s) to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, shall affix the same to any instrument requiring it. When so affixed, the seal shall be attested by his signature or by the signature of an Assistant Secretary.

SECTION 4.7. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

SECTION 4.8. REMOVAL; RESIGNATIONS; VACANCIES. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. SECTION 3.3 of these By-Laws shall also apply to

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resignations of officers. Subject to SECTION 4.1 hereof, any vacancy occurring in any office of the corporation may be filled by the Board.

SECTION 4.9. COMPENSATION OF THE OFFICERS. Compensation of the President and any Vice President(s) shall be determined by the Board of Directors, provided, however, that the compensation of the President shall be as provided in his employment agreement for the term thereof. The Board of Directors may designate a Personnel Committee, consisting of the Chairman and the Vice-Chairman, which will unanimously determine the compensation and the review of the compensation of the President and the Vice Presidents.

ARTICLE V - STOCK AND STOCK RECORDS

SECTION 5.1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. Where a. certificate is countersigned by (1) a transfer agent or (2) a registrar, other than the corporation or its employee, the signatures of the officers may be facsimiles.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of any such certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.2. LEGEND. The following legend shall be noted conspicuously on each certificate of stock of the corporation:

This certificate and the shares it represents are held subject to the provisions of a Shareholder Agreement dated MMMM DD, YYYY, a copy of which Agreement is on file and may be examined at the principal office of the Corporation,

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and any sale, pledge, gift, bequest, transfer, assignment, encumbrance or other disposition of this certificate in violation of said Agreement shall be invalid.

SECTION 5.3. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate(s) theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

SECTION 5.4. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable upon its books only by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate(s), duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled, and new certificate(s) shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.5. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 5.6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of, and to hold

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liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 5.7. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall, at least ten (10) days before each meeting of stockholders, prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing meeting, with the number of shares held by each. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

SECTION 5.8. DIVIDENDS. Except as otherwise provided in this SECTION 5.8, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the corporation as and when they deem expedient. Dividends may be paid in cash, property, or shares of the capital stock of the corporation. Before declaring any dividend, there may be set aside out of any funds of the corporation available for dividends such sum(s) as the Board from time to time in its discretion deems proper for working capital, as a reserve fund to meet contingencies, for equalizing dividends, or for such other purpose as the Board shall deem conducive to the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created. In the event that the establishment of dividend policy is referred to the stockholders in accordance with SECTION 3.12 hereof and the stockholders holding forty percent (40%) or more of the issued and outstanding shares of stock of the corporation entitled to vote shall be unable to agree, as provided in SECTION 2.6(i) hereof, on a dividend policy for any fiscal year, a dividend for that year shall be deemed to have been declared in an amount equal to twenty-five percent (25%) of the after-tax profits of the corporation for that year stated in the corporation’s statements of income, as audited by the corporation’s auditors; provided, however, that no dividend shall be deemed declared pursuant to this SECTION 5.8 for any fiscal year up to and including fiscal year 1987.

ARTICLE VI - MISCELLANEOUS

SECTION 6.1. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE.” The seal may be used by

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causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 6.2. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

SECTION 6.3. CHECKS AND NOTES. All checks, drafts, or other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer(s) or agent(s) of the corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 6.4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by law or these By-Laws to be given, personal notice is not meant unless expressly stated. Any notice so required shall be deemed to be sufficient if provided by electronic mail or by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law.

Whenever any notice whatever is required by law or these By-Laws to be given, a waiver thereof in writing signed by the person(s) entitled to notice, whether before or after the time stated therein, shall be deemed proper notice.

SECTION 6.5. INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by or provided for in the Business Corporation Laws of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in which any director or officer of the Corporation heretofore or hereafter served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of the commencement, the threat of the commencement of and/or continuation of such action or proceeding, or any appeal therein.

BY-LAWS

OF

RWE NUKEM CORPORATION

The indemnification provided by the proceeding paragraph shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the Certificate of Incorporation or By-Laws, or a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgement or other final adjudication adverse to the director or officer establishes that his acts were committed to bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The Corporation shall have power to purchase and maintain insurance to indemnify (i) the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article, (ii) directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this Article, and (iii) the Corporation for any obligation which incurs and directors and officers under any indemnification provided in the Certificate of Incorporation or By-Laws, a resolution of shareholders, a resolution of directors, or any agreement.

The intent of the foregoing indemnification provisions is both to provide and to expand upon the indemnification provided by the Delaware Business Corporation Laws as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, directors, employees, agents on in similar capacities.

ARTICLE VII - AMENDMENTS

These By-Laws may be altered, amended or repealed, and By-Laws may be made, in accordance with SECTION 2.6 hereof, at any meeting of stockholders if notice thereof is contained in the notice of such meeting or if all stockholders entitled to vote thereon, consent thereto.